Exhibit 3.2

COMPANIES ACT 2014

PUBLIC UNLIMITED COMPANY HAVING A SHARE CAPITAL

CONSTITUTION

of

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

William Fry

Solicitors

2 Grand Canal Square

Dublin 2

D02 A342

www.williamfry.com

© William Fry 2019

001042.0924.DMF/DJJ

COMPANIES ACT 2014

PUBLIC UNLIMITED COMPANY HAVING A SHARE CAPITAL

MEMORANDUM OF ASSOCIATION

of

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

(as amended by special resolution dated 7 August 2019)

1.	The name of the Company is: SMURFIT KAPPA TREASURY UNLIMITED COMPANY.
2.	The Company is a public unlimited company having a share capital, registered under Part 19 of the Companies Act 2014 (the “Act”).
3.	The objects for which the Company is established are:
3.1

To carry on the business or businesses or trade of a financial services company including the provision to or for persons of financing facilities in currencies other than Irish currency by way of loan, leasing, discounting of receivables of any kind, hire purchase, credit sale, debt options, venture capital, unitised property, credit card receivables, conditional sale agreements or otherwise, the business or businesses of dealers in and/or investors in securities, bonds, international bonds, notes equities, foreign currencies, foreign securities, certificates of deposit, financial futures, options, commodities: to engage in factoring and in all manner of currency exchange transactions, interest rate transactions, derivative transactions and swap transactions including, without limitation, any transaction (or any agreement or document with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency option or other similar transaction (including any option with respect to any of these transactions or any combination of these transactions) and any other foreign exchange or interest rate or hedging or arbitrage arrangements or transactions and such other instruments as are similar to. or derive from any of the foregoing, and may engage in all such transactions, whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose whatsoever; to carry on the business of issuing, selling, buying and dealing generally in unsecured short-term promissory notes and commercial paper of all types on international capital markets or otherwise and to act as guarantor for the issuers of and to guarantee the issue and payment of any such notes and commercial paper by any subsidiary or associated company or by any company, corporation or undertaking with which the Company is for the time being in a customer or client relationship.

3.2

To borrow, raise, or take up money, and to lend or advance money without security, or wholly or partly secured, in any manner, upon any description of property, wherever situate, or any equitable, contingent, expectant or the interest therein, and to negotiate loans and advances, and to deposit money with or without security with other companies whether banking companies or not, or with any person, persons, association of persons or firm and to issue, discount, buy, sell, and deal in bills of exchange, promissory notes, performance bonds, indemnities, coupons, drafts, bills of lading, warrants, debentures, certificates, scrip and other instruments and securities whether negotiable or not.

3.3

To apply and invest the capital and other monies of the Company in the purchase or up the security of shares, stocks, debenture stock, bonds, bills, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or carrying on business; and shares, stocks, debenture stock, bonds, bills, mortgages, obligations, and securities of any kind issued or guaranteed by any government, state, dominion, colony, sovereign, ruler, commissioners, trust, public, municipal, local or other authority or body of whatever nature wheresoever situated.

3.4

To acquire any shares, stocks, debentures, debenture stock, bonds, notes, bills, mortgages, obligations and securities by subscription, syndicate, participation, contract, tender, purchase, underwriting, participation in syndicates, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.5	To sell, realise, vary, exchange and transpose any securities and investments or other property for the time being of the Company may be deemed expedient.
3.6

To act as financial consultants, supervisors, managers, treasury managers, brokers, or agents of any company, corporation or undertaking and to provide any such company, corporation or undertaking with advisory, managerial, secretarial, technical, treasury representative and other services as may be required from time to time and to enter into such agreements or arrangements as may be deemed necessary or advisable in connection with any of the foregoing businesses or activities.

3.7	To undertake the management and control and supervision of the business or operations of any person or company and in particular, without limitation, to plan and effectively carry out the organisation of and to initiate and to carry out schemes for the promotion and expansion of any such business and the investment policies of such person or company, to engage in research into all problems relating to investment, property, financial, portfolio, industrial and business management, to carry out all or any work of a clerical, secretarial, managerial or other like nature, to provide staff and services, to prepare and deal with accounts, returns, forms and all documents required to be prepared and furnished in relation to any such bodies, to direct and carry out all advertising and publicity for any such business, and.generally to do all acts and things (including the receipt and payment of money) necessary to be done for the supervision of the day to day running of any such business and to enter into contracts with any such company for the carrying out of the works or provisions of any of the services which the Company is authorised to perform or provide.

3.8	To establish agencies and branches and to appoint agents and others to assist in the conduct or extension of the company’s business and to regulate and discontinue the same.
3.9

To promote, develop and secure the interests of the group of companies which for the time being shall consist of the Company and any company which for the time being is an Associated Company and to so do in such manner as the Company may think fit and in particular, without limitation, by giving any guarantee, indemnity, support or security, in respect of or, directly or indirectly, assuming any liability or obligation of, any Associated Company, by making any payment or loan or disposition of any property, assets or rights to or for the benefit of any Associated Company or acquiring any property, assets or rights from any Associated Company notwithstanding that the Company may not receive in respect of any such transaction full or adequate. consideration therefore or any consideration whatsoever or may pay consideration which would or might be in excess of an arms’ length consideration.

3.10

To purchase or otherwise acquire and carry on all or any part of the business or property and to undertake any liabilities of any person or comp6ny possessed of property suitable for any of the purposes of the Company or carrying on or proposing to carry on any business which the Company is authorised to carry on or which can be carried on in connection with the same or which is capable of being conducted so as, directly or indirectly, to benefit the Company.

3.11

To purchase, take on lease, on licence, in exchange, upon option or otherwise acquire and hold any lands, buildings, property (whether leasehold or freehold) or any rights or interests therein or in respect thereof or in any forests, crops or growing produce thereon or any minerals therein or thereunder or any rights to pass thereon or any rights or interests in or over the sea, the sea bed. the sea shore, the sky or in space, or any interests connected or associated with any of the foregoing and to exercise any rights in respect thereof and to develop, improve, alter or manage the same or any part thereof in any way (including, without limitation, construction, demolition, landscaping, planting, draining and improving) and to farm, harvest or extract anything from the same.

3.12

To purchase, take on lease, on licence, in exchange, upon option, on hire or hire-purchase, or otherwise acquire and hold any personal property, rights or privileges which the Company may think necessary or convenient for the purposes of its business or which may seem to the Company calculated, directly or indirectly, to benefit the Company including, without limitation, the subscription, taking or otherwise acquiring of Securities in any company.

3.13

To apply for, purchase or otherwise acquire and protect and renew any patents, patent rights, inventions, secret processes, recipes, receipts, prescriptions, formulae, trademarks, trade names, designs, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to their use, or any secret or other information as to any invention or process which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated, directly or indirectly, to benefit the Company and to use, ‘exercise, develop or grant licences in respect of, or otherwise rum to account, the property, rights or information so acquired and to expend money in experimenting upon, testing or improving any such patents, inventions or rights.

3.14

To establish or promote or concur in establishing or promoting any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem, directly or indirectly, calculated to benefit the Company or to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the Securities of any such other company.

3.15	To invest and to deal with the moneys of the Company not immediately required in any manner.
3.16

To amalgamate, enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession, mutual assistance or otherwise with any person or company carrying on or engaged in or about to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in or which can be carried on in conjunction therewith or which is capable of being conducted so as, directly or indirectly, to benefit the Company.

3.17

To sell, lease, mortgage or otherwise dispose of the business, property, assets or undertaking of the Company or any part thereof for such consideration as the Company may think fit and to improve, manage, develop, exchange, licence, turn to account or otherwise deal with, all or any of the business, property, assets and undertaking of the Company and in particular, without limitation, to accept Securities of any other company in payment or part payment of the consideration payable to the Company in respect of any transaction referred to in this paragraph.

3.18

To establish and maintain or procure the establishment and maintenance of or to adhere to any contributory or non-contributory pension or superannuation funds, schemes or plans for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any Associated Company or who are or were at any time Directors or officers of the Company or of any Associated Company and the spouses, families and dependents of any such persons and also establish and subsidise and subscribe to any associations, institutions, clubs or funds calculated to be for the benefit of the Company and to make payments to or towards the insurance of any such person as aforesaid either alone or in conjunction with any other company and further to do any acts or things or make any arrangements or provisions necessary or desirable to enable all or any of such persons as aforesaid to become shareholders in the Company or otherwise to participate in the profits of the Company or any Associated Company.

3.19

To settle moneys or other assets on the trustee or trustees of any trust, foundation, settlement or institution set up for charitable or benevolent purposes or for any public, general or useful object or to lend money or provide services (with or without interest or charge) to any such trustee or trustees and to pay, subscribe, lend or contribute assets of services of the Company (with or without interest or charge) or give any guarantee or indemnity in respect of any trust, foundation, settlement or institution set up or operating for any such purpose or object or in respect of any exhibition or for any charitable, benevolent, public, general or useful object.

3.20

To borrow or raise money in such manner as the Company shall think fit and in particular, without limitation, by the issue of Securities of the Company (other than shares or stock) and to secure the repayment of any moneys borrowed or raised or any other obligation, debt or liability of any nature of the Company by way of mortgage, charge, lien or other security interest over or in respect of all or any of the Company’s undertaking, property or assets (both present and future and including its uncalled capital) upon such terms as to priority and otherwise as the Company shall think fit.

3.21	To lend and advance money or give credit to any person or company and upon such terms as may seem expedient (whether with or without security or any interest or other charge).
3.22

To guarantee, support or secure, whether by personal covenant (including any indemnity) or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by indemnity or undertaking, or by any one or more of such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, indebtedness or obligations of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company or subsidiary as defined by sections 7 and 8 of the Act, or another subsidiary as defined by the said section of the Company’s holding company or otherwise associated with the Company in business.

3.23

To pay for any rights or property acquired by the Company and to remunerate any person or company whether by way of cash payment or by the allotment of Securities of the Company credited as paid up in full or in part or otherwise.

3.24	Upon any issue of Securities of the Company to employ brokers, commission agents and underwriters and to provide for the remuneration of such persons for their services.
3.25	To draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.
3.26

To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise or any person or company that may seem conductive to the Company’s objects or any of them and to obtain from any such government, authority, person or company any rights, privileges, charters, licenses and concessions which the -Company may think it desirable to obtain and to carry out, exercise and comply therewith.

3.27	To receive capital contributions and to make capital contributions notwithstanding that there is no consideration received.
3.28	To undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise.
3.29	To adopt such means of making known the products, investments or services of the Company or any Associated Company as may seem expedient and in particular,

without limitation, by advertising in the press or radio or television by circulars, by purchase and exhibition of works or art or interest, by publication of books and periodicals and by granting prizes, rewards, scholarships and donations and by sponsoring sports events, theatrical and cinematic performances and exhibitions of all descriptions.

3.30

To apply for, promote and obtain any Act of the Oireachtas or any charter, privilege, licence or authorization of any government, state or municipality or any ministerial or departmental licence or order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the interests of the Company or any Associated Company.

3.31

To promote freedom of contracts and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or to do any lawful act or thing with a view to preventing or resisting, directly or indirectly, any interruption of or interference with the trade or business of the Company or any other trade or business or providing or safeguarding against the same or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or any Associated Company or its or their employees and to subscribe to any association or fund or any such purposes.

3.32

To undertake and carry on any other trade or business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on by the Company or which is calculated, directly or indirectly, to enhance the value of or render profitable, any of the Company’s businesses, rights or property.

3.33

To do all or any of the matters hereby authorised in any part of the World and with or in respect of persons or companies resident, domiciled, incorporated, registered or carrying on business in any part of the world and either as principal, agent, factor, trustee or otherwise and by or through agents, factors, trustees or otherwise and either alone or in conjunction with others.

3.34	To distribute in specie or otherwise as may be resolved any of the assets of the Company among the members.
3.35

To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the directors shall deem fit.

3.36	To do all such other things as may appear to the Company to be incidental or conductive to the attainment of the above objects or any of them.
3.37	To redeem, or otherwise acquire in such manner permitted by law and on such terms and in such manner as the company may think fit any shares in the company’s capital.
4.	The following provisions shall apply for the purposes of interpreting or construing the provisions of clause 2 herein:
4.1

the objects set out in any paragraph of Clause 2 shall not be restrictively construed but the widest interpretation shall be given thereto and they shall not, except where the context expressly so requires, be in any way limited to or restricted by reference to or interference from any other object or objects set out in such paragraphs or from the terms of any other paragraph or by the name of the Company; none of such paragraphs or the object or objects therein specified shall be deemed subsidiary or ancillary to the objects mentioned in any other paragraph, but the Company shall have full power to exercise all or any of the powers and to achieve and endeavour to achieve all or any of the objects conferred by and provided in any one or more of said paragraphs;

4.2

the word “company” in clause 2, except where used in reference to the Company, shall be deemed to include any firm, partnership, association or other body of persons, whether incorporated or not incorporated, and whether resident, domiciled, incorporated, registered, or carrying on business in state or elsewhere;

4.3

the expression “Associated Company” in clause 2 shall be deemed to mean any company which for the time being is a subsidiary or holding company (which expressions in this proviso shall bear the meanings respectively ascribed thereto by Sections 7 and 8 of the Act) of the Company, is a subsidiary of a holding company of the Company or is a company in which the Company or any of such companies as aforesaid shall for the time being hold shares entitling the holder thereof to exercise at least one-fifth of the votes at any general meeting of such company (not being voting rights which arise only in specified circumstances); and

4.4

the expression “Securities” in clause 2, shall be deemed to mean any shares, stocks, bonds, debentures or debenture stock (whether perpetual or not), loan stock, notes, obligations or other securities or assets of any kind, whether corporeal or incorporeal.

5.

The capital of the Company is (a) Stg£80,000,000 divided into 80,000,000 Ordinary Shares of Stg£l each, (b) €685,000,000 divided into 6,850,000 Ordinary Shares of €100 each and (c) Canadian Dollar CAD $185,000,000 divided into Ordinary Shares of $1.00 each.

COMPANIES ACT 2014

PUBLIC UNLIMITED COMPANY HAVING A SHARE CAPITAL

ARTICLES OF ASSOCIATION

of

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

(as adopted by special resolution passed on 7 August 2019)

PART 1 — PRELIMINARY

The following regulations shall apply to the Company:

1.	Interpretation
1.1

The following regulations shall apply to the Company and shall constitute the Articles of the Company for the purposes of the Act. Without prejudice to Section 1235(4) of the Act and save as expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provision of the Act, any such optional provision of the Act shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions of the Act’(and the expression “optional provision” shall take its meaning from Section 1235(2) of the Act).

1.2	In these Articles the following expressions shall have the following meanings:

“the Act”, the Companies Act 2014 and all acts of the Oireachtas and statutory instruments which are to be read as one with, or construed or read together as one with the Companies Act 2014 and every statutory modification, amendment, extension or re-enactment thereof for the time being in force (or, where the context so admits or requires, any one or more of such acts;

“these Articles”, these articles of association as from time to time and for the time being in force;

“the Auditors”, the statutory auditors for the time being of the Company;

“the Company”, the company whose name appears in the heading to these Articles;

“Clear Days”, in relation to the period of a notice, that period excluding the day” when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“the Directors”, the Directors for the time being of the Company or any of them acting as the board of Directors of the Company;

“the Group”, the Company and its subsidiaries from time to time and for the time being;

“the Holder”, in relation to any share, the member whose name is entered in the Register as the holder of the share;

“the Office”, the registered office for the time being of the Company;

“the Register”, the register of members to be kept as required by the Act;.:

“the Seal”, the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Act;

“the Secretary”, the secretary of the Company and any person appointed to perform the duties of the secretary of the Company;

“the State”, Ireland; and

“treasury shares”, shares in the Company which have been redeemed or purchased by the Company and are held by the Company as treasury shares in accordance with section 106 of the Act.

1.3

Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography, writing in electronic form and any other modes or representing or reproducing words in a legible and non-transitory form provided, however, that where it constitutes writing in electronic form sent to the Company, the Company has agreed to its receipt in such form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand.

1.4

Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

1.5

The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

1.6

References in these Articles to any enactment or any section or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.

1.7

In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

1.8	References in these Articles to €, Euro€, euro, EUR or cent shall mean the lawful currency for the time being of Ireland.

PART 2 - SHARE CAPITAL AND RIGHTS

2.	Share capital
2.1

The capital of the Company is (A) Sterling (Stg) £80,000,000 divided into 80,000,000 Ordinary Shares of Stg£1 each to be divided into separate classes of Stg Ordinary Shares in accordance with the provisions of Clause 2.2 of this Article, (B) Euro€685,000,000 divided into 6,850,000 Ordinary Shares of Euro€100 each to be divided into separate classes of Euro€100 Ordinary Shares in accordance with the provisions of Clause 2.2 of this Article and (C) Canadian Dollars CADS 185,000,000 divided into 185,000,000 Ordinary Shares of CADS1.00 each to be divided into separate classes of CADS 1 Ordinary Shares in accordance with the provisions of Clause 2.2 of this Article.

2.2

2.2.1

The Directors of the Company may designate any number of ordinary shares of Sterling Stg£1, ordinary shares of Euro€100 or ordinary shares of CAD$1 each (which have not already been so designated and allotted or agreed to be allotted) as a new class to be distinguished by a letter or letters to be assigned by the Directors when so designating those shares. Such designation shall be deemed to take effect once the resolution of the Directors in relation thereto has been entered in the minute book. Thenceforth the shares so designated shall for all purposes of these Articles comprise a separate class of Stg£ ordinary shares of Stg£1 each, € ordinary shares of €100 each or CAD$ ordinary shares of CAD$1 each and shall be distinguished by the letter or letters so assigned to them.

2.2.2

The Directors may cancel part or all of any designation of shares made pursuant to Clause 2.2.1 of this Article (provided that at the time of cancellation such shares have not been allotted to agreed to be allotted). Any such cancellation shall take effect once the resolution of the directors relating thereto has been entered in the minute book and the shares shall be then deemed to have been at all times undesignated and, shall be available for designation by the Directors if so required.

2.2.3

The shares of each class of Stg£ ordinary shares, € ordinary shares or CAD ordinary shares designated by the Directors pursuant to Clause 2.2.1 of this Article shall confer on the holders thereof the rights in respect of dividends and redemption specified by the Directors when designating them as a particular class Stg£ ordinary shares, € ordinary shares or CAD ordinary shares (which rights shall be set out in the resolution of the Directors effecting such designation) but so that on a return of capital on a liquidation or otherwise, the assets of the Company available for distribution among the members shall be applied, first in the repayment to the holders of the Stg£ ordinary shares, the € ordinary shares or the CAD ordinary shares pari passu of the amounts paid up thereon together with any premium paid upon issue thereof.

2.3

Notwithstanding any provision of these Articles, neither the designation of shares in accordance with Clause 2.2.1 of this Article nor the allotment of any shares so designated shall be regarded as a variation of the rights attaching to any shares in the Company.

2.4

A reference in these Articles to a class of shares is a reference to the, ordinary shares and to any class of shares which have become designated a class of shares in accordance with Clause 2.2.1 of this Article.

3.	Rights of shares on issue
3.1

Without prejudice to any special rights conferred on the Holders of any existing shares or class of shares and subject to the provisions of the Act, any share may be issued with such rights or restrictions as the Company may determine by ordinary resolution.

3.2

Without prejudice to the power conferred on the Company by Clause 3.1 of this Article, the Directors on the allotment and issue of any shares may impose restrictions on the transferability or disposal of the shares comprised in a particular allotment as may be considered by the Directors to be in the best interests of the shareholders as a whole.

4.	Redeemable shares

Subject to the provisions of the Act, the Company is hereby authorised to issue any shares as may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company may determine by special resolution. In addition, and subject as aforesaid, the Company is hereby authorised to redeem (on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles or a special resolution of the Company) any of its shares which have been converted into redeemable shares.

5.	Variation of rights
5.1

Whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the Holders of the shares of the class, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. The quorum at any such separate general meeting, other than an adjourned; meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and the quorum at an adjourned meeting shall be one person holding shares of the class in question or his proxy.

5.2

The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

6.	Trusts not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder: this shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company,,

7.	Directors’ power to allot relevant securities

The Directors are hereby generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined for the purposes of Section 1021 of the Act). The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the number of authorised but unissued relevant securities in the capital of the Company from time to time and for the time being. The authority hereby conferred shall expire five years after the date of adoption of these Articles. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry, and the Directors may allot relevant securities in pursuance of such an offer or agreement, notwithstanding that the authority hereby conferred has expired.

8.	Exclusion of statutory rights of pre-emption

The Directors are hereby empowered pursuant to Sections 1023 and 1022 of the Act to allot equity securities within the meaning of the said Section 1023 for cash pursuant to the authority conferred by Article 7 of these Articles as if section 1022 of the Act did not apply to such allotment. The Company may before the expiry of such power make an offer or agreement which would or might require equity securities to be allotted after such expiry, and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 8 had not expired.

9.	Payment by instalments

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.

PART 3 - SHARE CERTIFICATES

10.	Issue of certificates

Every member shall be entitled without payment to receive within two months after allotment or lodgement of a transfer to him of the shares in respect of which he is so registered. (or within such other period as the conditions of issue shall provide) one certificate for all the shares of each class held by him or several certificates each for one or more of his shares provided that the Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint Holder shall be a sufficient delivery to all of them. The Company shall not be bound to register more than four persons as joint Holders of any share (except in the case of executors or trustees of a deceased member). Every certificate shall be sealed with the Seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.

11.	Balance and exchange certificate
11.1

Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

11.2

Any two or more certificates representing shares of any one class held by any member at his request may be cancelled and a single new certificate for such shares issued in lieu, without charge unless the Directors otherwise determine. If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may comply, if they think fit, with such request.

12.	Replacement of certificates

If a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company in investigating evidence or in relation to any indemnity as the Directors may determine, but otherwise free of charge and (in the case of defacement or wearing out) on delivery up of the old certificate.

PART 4 - LIEN ON SHARES

13.	Extent of lien

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all dividends payable thereon.

14.	Power of sale

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the Holder for the time being of the share or the person entitled thereto by reason of his death, insolvency or bankruptcy or such person as otherwise becomes entitled to the share by operation of law or regulation (whether of the State or otherwise).

15.	Power to effect transfer

To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the Holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

16.	Proceeds of sale

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable;’ and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

PART 5 - CALLS ON SHARES AND FORFEITURE

17.	Making of calls

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares and each member (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

18.	Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

19.	Liability of joint Holders

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20.	Interest on calls

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Directors may waive payment of the interest wholly or in part.

21.	Instalments treated as calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

22.	Power to differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

23.	Interest on moneys advanced

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay (until the same would become payable, but for such advance) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent, per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

24.	Notice requiring payment

24.1If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

24.2The notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

24.3If the requirements of any such notice as aforesaid are not complied wit!) then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

24.4

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

25.	Power of disposal

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal.of the share.

26.	Effect of forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

27.	Statutory declaration

A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

28.	Non-payment of sums due on share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

PART 6 - CONVERSION OF SHARES INTO STOCK

29.	Conversion of shares into stock

The Company by ordinary resolution may convert any paid up shares into stock and reconvert any stock into paid up shares of any denomination.

30.	Transfer of stock

The Holders of stock may transfer the same or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might have been transferred before conversion, or as near thereto as circumstances admit; and the Directors may fix from time to time the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each share from which the stock arose.

31.	Rights of stockholders

31.1The Holders of stock shall have, according to the amount of stock held by them, the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which, if existing in shares, would not have conferred that right, privilege or advantage.

31.2Such of these Articles as are applicable to paid up shares shall apply to stock, and for this purpose the word “share” therein shall include “stock” and the words “shareholder” and “member” therein shall include “stockholder”.

PART 7 - TRANSFER OF SHARES

32.	Form of instrument of transfer

Subject to such of the restrictions of these Articles and to such of the conditions of issue as may be applicable, the shares of any member may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

33.	Execution of instrument of transfer

The instrument of transfer of any share shall be executed by or on behalf of the transferor and by or on behalf of the transferee. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered in the Register in respect thereof.

34.	Refusal to register transfers
34.1	The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a share.
34.2	The Directors may decline to recognise any instrument of transfer unless:
34.2.1

the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the

34.2.2	transfer;
34.2.3	the instrument of transfer is in respect of one class of share only;
34.2.4	the instrument of transfer is in favour of not more than four transferees; and
34.2.5	it is lodged at the Office or at such other place as the Directors may appoint.
34.3

Notwithstanding anything contained in these Articles (including, without limitation, Clauses 34.1 and 34.2 of this Article 34), the Directors shall promptly register any transfer of shares and may not suspend or refuse registration thereof where such transfer:

34.3.1

is to the bank or institution to which such shares have been charged by way of security, whether as agent and trustee for a group of banks or institutions or otherwise, or to any nominee or any transferee of such a bank or institution (a “Secured Institution”); or

34.3.2	is delivered to the Company for registration by a Secured Institution or its nominee in order to register the Secured Institution as legal ownerof the shares; or

34.3.3 is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security,

and furthermore, notwithstanding anything to the contrary contained in these Articles, no transferor of any shares in the Company or proposed transferor of such shares to a Secured Institution or its nominee and no Secured Institution or its nominee, shall be required to offer the shares which are or are to be the subject of any transfer as aforesaid to the shareholders for the time being of the Company or any of them, and no such shareholder shall have any right under the Articles or otherwise howsoever to require such shares to be transferred to them whether for consideration or not. No resolution shall be proposed or passed the effect of which would be to delete or amend this Article unless not less than 21 days written notice thereof shall have been given to any such Secured Institution by the Company.

35.	Procedure on refusal

If the Directors refuse to register a transfer then, within two months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.

36.	Closing of transfer books

The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

37.	Absence of registration fees

Notwithstanding section 95(2)(a) of the Act, no fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

38.	Retention of transfer instruments

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

PART 8 - TRANSMISSION OF SHARES

39.	Death of a member

If a member dies the survivor or survivors where he was a joint Holder, and his personal representatives where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

40.	Transmission on death or bankruptcy

A person becoming entitled to a share in consequence of the death, bankruptcy, liquidation or insolvency of a member or otherwise becoming entitled to share by operation of any law, directive or regulation (whether of the State or elsewhere) may, upon such evidence of title being produced as the Directors may reasonably require, elect either to become the Holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the Holder, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute an instrument of transfer of the share to that person and if the Directors are satisfied with the evidence of title produced to them, they may register such person as the holder of the share, subject to the Act and the other provisions of these Articles. All of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the event giving rise to the entitlement of the relevant person to the shares had not occurred.

41.	Rights before registration

A person becoming entitled to a share in consequence of any of the circumstances set out in Article 40 (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that, before being registered as the Holder of the share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company. The Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety days, the Directors thereupon may withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

PART 9 - ALTERATION OF SHARE CAPITAL

42.	Increase of capital

42.1The Company from time to time by special resolution may increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

42.2Subject to the provisions of the Act, the new shares shall be issued to suctlpersons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

42.3Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

43.	Consolidation, sub-division and cancellation of capital

The Company, by special resolution, may:

43.1consolidate and divide all or any of its share capital into shares of larger amount;

43.2subject to the provisions of the Act, subdivide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares); or

43.3cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

44.	Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may sell, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

45.	Purchase of own shares

Subject to and in accordance with the provisions of the Act and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including redeemable shares) at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever and cancelled or held by the Company as treasury shares. The Company shall not make a purchase of shares in the Company unless the purchase has first been authorised by a special resolution of the Company and by a special resolution passed at a separate general meeting of the holders of each class of shares or a resolution passed by a majority representing three-fourths of the voters at a separate general meeting of the holders of the Company’s loan stock (if any), which, at the date on which the purchase is authorised by the

Company in general meeting, entitle them, either immediately or at any time subsequently, to convert all or any of the shares or loan stock of that class held by them into equity share capital of the Company.

46.	Reduction of capital

The Company, by special resolution, may reduce its share capital, any capital redemption reserve fund or any share premium account or any undenominated capital in any manner and with, and subject to, any incident authorised, and consent required, by law.

PART 10 - GENERAL MEETINGS

47.	Annual general meetings

The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting and that of the next.

48.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

49.	Convening general meetings

The Directors may convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default may be convened by such requisitionists, and in such manner as may be provided by the Act. If at any time there are not within the State sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

50.	Class meetings

All provisions of these Articles relating to general meetings of the Company shall apply, mutatis mutandis, to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:

50.1

the necessary quorum shall be one or more persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting; and

50.2any Holder of shares of the class present in person or by proxy may demand a poll; and

50.3on a poll, every Holder of shares of the class shall have one vote in respect of every share of the class held by him.

51.	Notice of general meetings

51.1Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days’ notice and all other extraordinary general meetings shall be called by at least fourteen Clear Days’ notice.

51.2Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of thatbusiness and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any persons who are recommended by the Directors for appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Subject to any restrictions imposed on any shares, the notice shall be given to all the members and to the Directors and Auditors.

51.3The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

51.4Where, by any provision contained in the Act, extended notice is reqUired of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.

PART 11 - PROCEEDINGS AT GENERAL MEETINGS

52.	Quorum for general meetings

52.1No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporate member, shall be a quorum.

52.2If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

53.	Special Business

All business shall be deemed special that is transacted at an extraordinary generarmeeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the election of Directors, the fixing of the remuneration of the Directors, the re appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

54.	Chairman of general meetings

54.1The chairman of the board of Directors or, in his absence, the deputy chairman (if any) or, in his absence, some other Director nominated by the Directors shall preside as chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act, he shall be chairman.

54.2If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of the members personally present to be chairman of the meeting.

55.	Directors’ and Auditors’ right to attend general meetings

A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

56.	Adjournment of general meetings

The Chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or sine die, at least seven Clear Days’ notice shall be given specifying the time and meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

57.	Determination of resolutions

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Unless a poll is so demanded a declaration by the Chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn before the poll is taken but only with the consent of the Chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

58.	Entitlement to demand poll

Subject to the provisions of the Act, a poll may be demanded:

58.1by the chairman of the meeting;

58.2by at least three members present (in person or by proxy) having the right to vote at the meeting;

58.3by any member or members present (in person or by proxy) representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

58.4by a member or members present (in person or by proxy) holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

59.	Taking of a poll

59.1Save as provided in Clause 59.2 of this Article, a poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

59.2A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chairman of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

59.3No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

60.	Votes of members

Votes may be given either personally or by proxy. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member shall have one vote for every share carrying voting rights of which he is the Holder.

61.	Chairman’s casting vote

Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

62.	Voting by joint Holders

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders, and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.

63.	Voting by incapacitated Holders

A member of unsound mind, or who has made an enduring power of attorney or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian, donee of an enduring power of attorney or other person appointed by that court and any such committee, receiver, guardian, donee of an enduring power of attorney or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

64.	Default in payment of calls

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all moneys then payable by him in respect of that share have been paid.

65.	Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

66.	Appointment of proxy

Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf. The instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor. The signature on such instrument need not be witnessed. A body corporate may execute a form of proxy under its common seal or under the hand of a duly authorised office thereof. A proxy need not be a member of the Company.

67.	Bodies corporate acting by representatives at meetings

Anybody corporate which is a member of the Company may by resolution of its directors or other governing body or by an instrument signed by its authorised officer(s) authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company.

68.	Deposit of proxy instruments
68.1

The instrument appointing a proxy and any authority under which it is executed or a copy, certified notarially or in some other way approved by the Directors, shall be deposited at the Office or (at the option of the member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. Provided that:

68.1.1

in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the instrument of proxy and any such authority and certification thereof as aforesaid is lodged with the Secretary at the commencement of the adjourned meeting or the taking of the poll; and

68.1.2

an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require to be delivered again for the purposes of any subsequent meeting to which it relates.

69.	Effect of proxy instruments

Deposit of an instrument of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

70.	Effect of revocation of proxy or of authorisation
70.1

A vote given or poll demanded in accordance with the terms of an instrument of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or of the resolution authorising the representative to act or the transfer of the share in respect of which the instrument of proxy or the authorisation of the representative to act was given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office at least one hour before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used or at which the representatiVe Act.

70.2

The Directors may send, at the expense of the Company, by post or otherwise, to the members instruments of proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

71.	Written resolutions

Subject to section 193 of the Act, a resolution in writing signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution in writing may consist of several documents in the like form each signed by one or more of the members (or their duly authorised representatives as aforesaid).

PART 12 - DIRECTORS

72.	Number of Directors

Unless otherwise determined by the Company in general meeting, the number of Directors shall not be more than fourteen nor less than two. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act, then any two shareholders may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Act and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

73.	Share qualification

A Director shall not require a share qualification.

74.	Ordinary remuneration of Directors

The ordinary remuneration (if any) of the Directors shall be determined from time to time by an ordinary resolution of the Company and shall be divisible (unless such resolution shall provide otherwise) among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

75.	Special remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

76.	Expenses of Directors and Use of Company Property

76.1The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

76.2The Directors are expressly permitted (as contemplated by Section 228(1)(d) of the Act) to use the Company’s property subject to any conditions as may be set by the Board from time to time (or as may be set pursuant to any authority delegated pursuant to Part XIII of these Articles).

77.	Alternate Directors

77.1Any Director may at any time appoint any person to be an alternate or substitute Director and may at any time terminate such appointment. Any such appointment or termination of appointment shall be effected by notice in writing under the hand of the Director making or terminating such appointment sent to or left at the office. The same person may be appointed as alternate director of more than one Director. The appointment of an alternate shall not require or be subject to the approval of the other Directors.

77.2The appointment of an alternate director shall ipso facto determine on the happening of any event which if he were a Director would cause him to vacate such office and shall also determine ipso facto if the Director concerned (below called “his principal”) ceases for any reason to be a Director.

77.3

An alternate director shall be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which his principal is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his principal is not personally present and generally at such meeting to perform all functions of his principal as a Director in the absence of such principal. If his principal is for the time being absent from the State or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his principal. An alternate director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

77.4

An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate director any remuneration except only such part (if any) of the remuneration otherwise payable to his principal as his appointer may by notice in writing to the Company from time to time direct.

PART 13 - POWERS OF DIRECTORS

78.	Directors’ powers

Subject to the provisions of the Act, the memorandum of association of the Company and these Articles and to any directions by the members given by ordinary resolution, not being inconsistent with these Articles or with the Act, the business of the Company shall be managed by the Directors who may do all such Act and things and exercise all the powers of the Company as are not by the Act or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the memorandum of association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

79.	Power to delegate

Without prejudice to the generality of the last preceding Article, the Directors may delegate (with power to sub-delegate) any of their powers to any managing Director or any Director holding any other executive office and to any committee consisting of one or more’ Directors together with such other persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee appointed by the Directors shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

80.	Appointment of attorneys

The Directors, from time to time and at any time by power of attorney under seal, may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

81.	Management

Without prejudice to the generality of Article 80, the Directors may appoint a manager or managers (whether as general manager or joint general managers or otherwise) or committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any person or persons to be general manager or joint general managers or to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any such person or persons or committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person or persons so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such person or persons or committee, local board or’ agency, without notice of any such removal, annulment or variation shall be affected thereby.

82.	Borrowing powers

The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof subject to the Act and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

83.	Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

PART 14 - APPOINTMENT AND RETIREMENT OF DIRECTORS

84.	Rotation and eligibility

No Director shall be required to retire by rotation. No director shall be required to retire on account of age. A Director shall not require a share qualification.

85.	Vacancies

The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these Articles.

86.	Variation

The Company may from time to time by ordinary resolution increase or reduce the number of Directors.

87.	Appointment by Company

The Company may, by ordinary resolution, appoint another person in place of a Director removed from office under Article 89 and without prejudice to the powers of the Directors under Article 85 the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

PART 15 - DISQUALIFICATION AND REMOVAL OF DIRECTORS’

88.	Disqualification of Directors
88.1	The office of a Director shall be vacated ipso facto if:

88.1.1he is restricted or disqualified from acting as a director of any company under the provisions of Part 14 of the Act;

88.1.2	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

88.1.3in the opinion of a majority of his co-Directors, the health of the Director is such that he can no longer be reasonably regarded as possessing an adequate decision-making capacity so that he may discharge his duties as a director;

88.1.4(not being a Director holding for a fixed term an executive office in his capacity as a Director) he resigns his office by notice to the Company;

88.1.5he is convicted of an indictable offence, unless the Directors otherwise determine;

88.1.6

he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and his alternate Director (if any) shall not have attended any such meeting in his place during such period, and the Directors pass a resolution that by reason of such absence he has vacated office;

88.1.7he is required in writing by all his co-Directors to resign; or

88.1.8	he is required in writing by a member or members holding shares equal in aggregate to not less than 90 per cent in nominal value of the entire issued share capital of the Company to resign.
89.	Removal of Directors

The Company, by ordinary resolution of which extended notice has been given in accordance with the provisions of the Act, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

PART 16 - DIRECTORS’ OFFICES AND INTERESTS

90.	Executive offices

90.1The Directors may appoint one or more of their body to the office of Managing Director or Joint Managing Director or to any other executive office under the Company (including, where considered appropriate, the office of Chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

90.2A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

90.3The appointment of any Director to the office of Chairman or Managing or Joint Managing Director shall determine automatically if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

90.4The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

90.5A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director and may act in a professional capacity to the Company, on such terms as to remuneration and otherwie as the Directors shall arrange.

91.	Directors’ interests

91.1A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with section 231 of the Act.

91.2Any Director or his firm may act (by himself or through his firm) in a professional or advisory capacity for the Company and he or his firm shall be entitled to remuneration for professional or other services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company. In this Article firm includes any body corporate of which a Director may be an officer or employee.

92.	Interested Directors’ voting

A Director may vote in respect of any contract, appointment or arrangement or any other proposal whatsoever in which he is interested, and he shall be counted in the quorum present at the meeting in question.

93.	Entitlement to grant pensions

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

PART 17 - PROCEEDINGS OF DIRECTORS

94.	Convening and regulation of Directors’ meetings

94.1Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective.

94.2Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the Company for this purpose.

95.	Quorum for Directors’ meetings

95.1The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum but notwithstanding that such person may act as alternate Director for more than one Director he shall not count as more than one for the purposes of determining whether a quorum is present.

95.2The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

96.	Voting at Directors’ meetings

96.1Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote.

96.2Subject as hereinafter provided, each Director present and voting shall have one vote and in addition to his own vote shall be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto provided that no Director shall be entitled to any vote at a meeting on behalf of another Director pursuant to this paragraph if the other Director shall have appointed an alternate Director and that alternate Director is present at the meeting at which the Director proposes to vote pursuant to this paragraph.

97.	Electronic meetings

97.1All or any of the Directors, or of the members of a committee, can take part in a meeting of the Directors, or of a committee as the case may be, by theusse of a conference telephone, video-conferencing or other telecommunications equipment designed to allow all persons participating to hear each other speak (an “Electronic Meeting”).

97.2A person taking part in this way will be counted as being present at the meeting, and an Electronic Meeting will be considered to be a meeting of Directors, or of a committee as the case may be, for the purpose of passing resolutions but not for doing any other act or thing which, under specific requirements of the Act, must be done at a meeting of Directors.

97.3The provisions of these regulations, in so far as they relate to the summoning of meeting of Directors or of committees, the appointment and powers of a chairman, the transaction of business, alternates, quorum, voting, adjournment and the keeping of minutes will apply to an Electronic Meeting as if it were a meeting of Directors, or of a committee as the case may be, at which all those taking part were in the physical presence of each other.

98.	Chairman of board of Directors

Subject to any appointment to the office of Chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within ten minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.

99.	Validity of Act of Directors

All Act done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

100.	Directors’ resolutions or other documents in writing

A resolution or other document in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission or some other similar means of transmitting the contents of documents. A resolution or other document signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity.

PART 18 - THE SECRETARY

101.	Appointment of Secretary

The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything required or authorised by the Act or these Articles to be done by the Secretary may be done, if the office is vacant or there is for any other reason no Secretary readily available and capable of acting, by or to any assistant or acting Secretary or, if there is no assistant or acting secretary readily available and capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors: Provided that any provision of the Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

PART 19 - THE SEAL

102.	Use of Seal

The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Act) shall be used only by the authority of the Directors or of a committee authorised by the Directors.

103.	Seal for use abroad

The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

104.	Signature of sealed instruments

Every instrument to which the Seal shall be affixed shall be signed by a Director and by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the Auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for apprdval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled).

PART 20 - DIVIDENDS AND RESERVES

105.	Declaration of dividends

Subject to the provisions of the Act, the Company by ordinary resolution may declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

106.	Interim and fixed dividends

Subject to the provisions of the Act, the Directors may declare and pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

107.	Payment of dividends
107.1

Except as otherwise provided by the rights attached to shares and except as hereinafter provided, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as afor’esaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share. Provided, however, that dividends declared and/or paid from time to time may, at the discretion of the Directors or, as the case may be, the members, be of different amounts or at different rates per share and the dividend on some of the Ordinary Shares may, at the discretion of the Directors or, as the case may be, the members, be nil notwithstanding the declaration and/or payment of a dividend on others of the Ordinary Shares.

107.2	If several persons are registered as joint Holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.
108.	Deduction from dividends

The Directors may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.

109.	Dividends in specie

A general meeting declaring a dividend may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof in order to adjust the rights of all the parties and may determine that cash payments shall be made to any members upon the footing of the value so fixed and may vest any such specific assets in trustees.

110.	Payment of dividends by post

Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or Joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than euro, electronic funds transfer, direct debit and bank transfer) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

111.	Dividends not to bear interest

No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

112.	Payment to Holders on a particular date

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend. The provisions of this Article shall apply, mutatis mutandis, to capitalisations to be effected in pursuance of these Articles. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

113.	Unclaimed dividends

If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

114.	Reserves

Before recommending any dividend, whether preferential or otherwise, the Directors may carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.

PART 21 - FINANCIAL STATEMENTS

115.	Accounts
115.1	The Directors shall cause to be kept proper accounting records, whether in the form of documents or otherwise, that:
115.1.1	correctly record and explain the transactions of the Company;
115.1.2	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;
115.1.3

will enable the directors to ensure that any financial statements of the company, required to be prepared under Sections 290 or 293 of the Act, and any directors’ report required to be prepared under Section 325 of the

Act, comply with the requirements of the Act and, where applicable, Article 4 of the IAS Regulation (as such term is defined in the Act); and

115.1.4	will enable the financial statements of the Company to be readily and properly audited.

The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper accounting records shall not be deemed to be kept if there are not kept such accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

115.2

The accounting records shall be kept at the Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

115.3

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the financial statements of the Company or any of them shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any financial statements or accounting records or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting.

115.4

In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such financial statements and reports as are required by the Act to be prepared and laid before such meeting.

115.5

A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; and the required number of copies of these documents shall be forwarded at the same time to the appropriate section of the Irish Stock Exchange.

115.6	Auditors shall be appointed and their duties regulated in accordance with the Act.

PART 22 - CAPITALISATION OF PROFITS OR RESERVES

116.	Capitalisation of distributable profits and reserves

Without prejudice to any powers conferred on the Directors by these Articles, the Company in general meeting may resolve, upon the recommendation of the Directors, that any sum for the time being standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund, share premium account or undenominated capital) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account or undenominated capital shall be applied shall be those permitted by the Act.

117.	Capitalisation of non-distributable profits and reserves

Without prejudice to any powers conferred on the Directors as aforesaid, the Company in general meeting may resolve, on the recommendation of the Directors, that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

118.	Implementation of capitalisation issues

Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all Act and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotmeneto them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

PART 23 - NOTICES

119.	Notices in writing

Any notice to be given, served or delivered pursuant to these Articles shall be in writing.

120.	Service of notices
120.1	A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member of the Company:
120.1.1	by handing it to him or his authorised agent;
120.1.2	by leaving it at his registered address; or
120.1.3	by sending it by post in a pre-paid cover addressed to him at his registered address.
120.2

Where a notice or document is given, served or delivered pursuant to Clause 120.1.1 or Clause 120.1.2 of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

120.3

Where a notice or document is given, served or delivered pursuant to Clause 120.1.3 of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

120.4

Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, notwithstanding that the Company may have notice of the death, incapacity, bankruptcy, liquidation or disability of such member.

120.5

Without prejudice to the provisions of Clause 120.1.1 and Clause 120.1.2 of this Article, if at any time by reason of the suspension or curtailment of postal services within the State the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same day in at least one leading national daily newspaper published in the State and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear. In any such case the Company shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to members in the State, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

120.6

Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than the State.

121.	Service on joint Holders

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

122.	Service on transfer or transmission of shares
122.1

Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register in respect of the share, has been duly given to a person from whom he derives his title.

122.2

Without prejudice to the provisions of these Articles allowing a meeting to be convened by newspaper advertisement a notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

123.	Signature to notices

The signature to any notice to be given by the Company may be written or printed.

124.	Deemed receipt of notices

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

PART 24 - WINDING UP

125.	Distribution on winding up

If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

126.	Distribution in specie

If the Company is wound up, the liquidator, with the sanction of a special resolution of the Company and any other sanction required by the Act, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

PART 25 - MISCELLANEOUS

127.	Minutes of meetings

The Directors shall cause minutes to be made:

127.1	of all appointments of officers and committees made by the Directors and of their salary or remuneration,

127.2

of the names of Directors present at every meeting of the Directors and of the names of any Directors and of all other members thereof present at every meeting of any committee appointed by the Directors and

127.3	of all resolutions and proceedings of all meetings of the Company and of the Holders of any class of shares in the Company and of the Directors and of committees appointed by the Directors.

Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were had, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matter stated in such minute without any further proof.

128.	Inspection and secrecy

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

129.	Destruction of records

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

129.1	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
129.2

nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

129.3	references herein to the destruction of any document include references to the disposal thereof in any manner.
130.	Indemnity

Subject to the provisions of and so far as may be permitted by the Act, every Director, Managing Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

WE, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES & DESCRIPTIONS OF SUBSCRIBERS	NUMBER OF SHARES TAKEN BY EACH SUBSCRIBER

Company Services (A-Z) Limited, Unit 41, Central Chambers, Dame Court, Dublin 2.	ONE

[Illegible]

Northcote Limited, Unit 41, Central Chambers, Dame Court, Dublin 2.

[Illegible]	One

TOTAL SHARES TAKEN:	Two

DATED THE 23rd DAY OF July 1991

WITNESS TO THE ABOVE SIGNATURES:	William Curran, 1, Pinewood, Ballybrack, Co. Dublin.